                       Dated this 4th day of April, 1997


                                    Between

                         SYARIKAT LARUT JAYA SDN. BHD.

                                      And



       ******************************************************************
                                   AGREEMENT
      *******************************************************************


               M/S W.K. YAP, LOO & CO.
               No. 47, 1st Floor
               Jalan Pasar,
               34000 Taiping,
               Perak.



File Ref: YWK/MISC 61/97

AN AGREEMENT made the 4th day of April, 1997

                                    Between

SYARIKAT LARUT JAYA SDN. BHD. (Company No. 40590-V), a company incorporated in Malaysia under the Companies Act, 1965 and having its principal place of business at No. 3, Jalan Medan Taiping 5, Medan Taiping, 34000 Taiping, Perak (hereinafter referred to as "the First Party) of, the one part

                                      And

PENTIUMATICS SDN. BHD. (Company No. 388059-W), a company incorporated [illegible] and having its [illegible] Abbas, Tanjung Bungah, 11200 Penang (hereinafter referred to as "the Second Party") of the other part.

                                    RECITALS

(a) KAMI OIL INDUSTRIES SDN. BHD. (In Receivership And In Liquidation) is a company incorporated in Malaysia under the Companies Act, 1965 (hereinafter referred to as "the Proprietor"), acting by its Receiver and Manager LIM TIAN HUAT (NRIC No. 4713589) of care of Messrs. Arthur Andersen & Co., having its correspondence address at Level 1, Block C (South), Pusat Bandar Damansara, Damansara Heights, 50490 Kuala Lumpur (hereinafter referred to as "the Receiver and Manager").

(b) The Proprietor is the registered owner of all that piece and parcel of leasehold industrial land held under Pajakan Negeri 4501 Lot No. 8206, Mukim Asam Kumbang, Daerah Larut & Matang, Negeri Perak with an area of approximately 234,524 square feet (hereinafter referred to as "the said Land") together with the factory building(s) erected thereon and all that plant and machinery, office furniture and fittings more particularly described in the Appendix (hereinafter collectively referred to as "the Plant and Machinery") annexed herewith (the said Land together with the factory building(s) erected thereon and the Plant and Machinery are hereinafter collectively referred to as "the said Property").

(c) Vide a Debenture dated the 20th day of July, 1990 created by the Proprietor (hereinafter referred to as "the Debenture") in favour of Bank Bumiputra Malaysia Berhad (hereinafter referred to as "the Bank"), the Proprietor charged the said Property to the Bank as security for the repayment of all monies due under the loan granted by the Bank to the Proprietor.

(d) The said Land is further subject to Three (3) charges in favour of the Bank vide:

     (1) Charge Presentation No. 27532/90 Jilid 3696 Folio 42 registered on the 17th day of August, 1990;

     (2) Charge Presentation No. 17119/91 Jilid 3967 Folio 23 registered on the 27th day of May, 1991; and

     (3) Charge Presentation No. 19785/93 Jilid 5078 Folio 20 registered on the 22nd day of June, 1993

(hereinafter collectively referred to as "the Charges").

(e) The transfer of the said Land is subject to the consent of the Menteri Besar of Perak.

(f) Vide a Sale and Purchase Agreement dated the 20th day of January, 1997 made between the Receiver and Manager on behalf of the Proprietor of the [illegible] the other party [illegible] the First Party has purchased, [illegible] the said Property from the Proprietor with the consent of the Bank and having the right to appoint a nominee to accept the transfer of the said Land from the Proprietor.

(g) Subject to the proper completion of the Sale Agreement between the Proprietor and the First Party, the First Party has at the request of the Second Party agreed to sell the factory building(s) thereon the said Land together with the Plant and Machinery on "as is where is" basis free from all or any lien, charges and encumbrances whatsoever and to nominate and appoint the Second Party as its nominee to accept the transfer of the said Land free from all encumbrances whatsoever with vacant possession thereof but subject to the conditions expressed or implied on the document of title from the Proprietor pursuant to the provisions of the Sale Agreement at an agreed consideration and upon the terms and conditions hereinafter contained.

(h) In this transaction, Messrs. W.K. Yap, Loo & Co. of No. 47, First Floor, Jalan Pasar, 34000 Taiping, Perak (hereinafter called "the First Party's Solicitors) shall be the Solicitors acting for the First Party and
Messrs.           of          (hereinafter called "the Second Party's
Solicitors") shall be the Solicitors acting for the Second Party.

NOW IT IS HEREBY AGREED as follows:

CONSIDERATION
-------------

1. In consideration of the above premises and the sum of Ringgit Malaysia Seven Hundred Ten Thousand (RM710,000.00) only (hereinafter called "the Deposit") now paid by the Second Party to the First Party by way of deposit and part payment of the consideration amount herein, the First Party hereby agree to sell the factory building(s) thereon the said Land together with the Plant and Machinery on "as is where is" basis free from all or any lien, charges and encumbrances whatsoever and to nominate and appoint the Purchaser as its nominee to accept the transfer of the said Land free from all encumbrances whatsoever with vacant possession thereof but subject to the conditions expressed or implied on the document of title from the Proprietor pursuant to the provisions of the Sale Agreement and the Second Party hereby agree to purchase the factory building(s) thereon the said Land together with the Plant and Machinery and to accept the transfer of the said Land from the Proprietor at the agreed consideration sum of Ringgit Malaysia Seven Million One Hundred Thousand (RM7,100,000.00) only (hereinafter called "the Consideration Sum") which made up as follows:

     (a) Purchase Price for the said Land     RM6,800,000.00
         and the factory building(s)

     (b) the Plant and Machinery              RM  300,000.00
                                              --------------
                                      Total:  RM7,100,000.00

and subject to the terms and conditions hereinafter contained.

PAYMENT OF BALANCE CONSIDERATION SUM
------------------------------------

2.1 The balance of the Consideration Sum of Ringgit Malaysia Six Million Three Hundred Ninety Thousand (RM6,390,000.00) only (hereinafter called "the Balance Consideration Sum") shall be paid by the Second Party to the Bank through the First Party's Solicitors toward redemption of the said Property and completion of the Sale Agreement within One (1) month from the date hereof (hereinafter referred to as "the Completion Date") and such payment to the Bank by the Second Party shall be treated as payment to the First Party.

2.2 In the event the Second Party shall be unable to settle the Balance Consideration Sum on the Completion Date, the First Party shall extend the time period for the payment of same for a further period of one (1) month from the Completion Date (hereinafter called "the Extended Completion Date") and the Second Party shall pay late payment interest at the rate of Twelve per centum (12%) per annum on the Balance Consideration Sum for such extended period of payment thereof.

2.3 In the event the Second Party shall fail to pay the Balance Consideration Sum together with late payment interest thereon the Extended Completion Date then the Vendor shall have the right to terminate this Agreement and all part payment(s) thenceforth paid by the Second Party under this Agreement shall be forfeited by the First Party absolutely as agreed liquidated damages and neither party shall thereafter have any further claim against the other save for antecedent breach.

PROCEDURE FOR COMPLETION
------------------------

3.1 Upon the execution of this Agreement the First Party shall notify the Proprietor of the nomination and appointment of the Second Party as its nominee to accept the transfer of the said Land from the Proprietor.

3.2 Upon the compliance of Clause 2.1 or 2.2 above by the Second Party, the First Party and/or the First Party's Solicitors shall procure a valid and registrable Memorandum of Transfer affecting the said Land in favour of the Second Party duly executed by the Receiver and Manager acting on behalf of the Proprietor together with the issued document of title for the said Land, the Discharge of Charge duly executed by the Bank and all other relevant documents pertaining thereto (hereinafter collectively referred to as "the Transfer Documents") and forward the same to the Second Party's Solicitors who may take all necessary steps and do all such acts or things as may be required to effect the registration of the transfer of the said land from the Proprietor in favour of the Second Party at the cost and expense [illegible].

PRIVATE CAVEAT
--------------

     Upon execution of this Agreement, the Second Party may at its own cost and expense to lodge private caveat against the said Land PROVIDED THAT the Second Party shall at the same time execute in escrow the Notice of the Withdrawal of Private Caveat in the form prescribed by the National Land Code which Notice shall be deposited with the First Party's Solicitors for safe keeping. In the event the Second Party fails to pay the Balance Consideration Sum in accordance with Clause 2.1 or 2.2 above then the First Party's Solicitors are hereby authorized to forthwith present such Notice at the relevant Land Office/Registry to effect the withdrawal of the private caveat at the expense of the Second Party.

NON COMPLETION BY SECOND PARTY
------------------------------

5. If the Second Party shall fail to pay the Balance Consideration Sum or other payment(s) payable by it pursuant to the provisions herein then it is hereby expressly agreed between the parties hereto that all the payment(s) which have already been paid by the Second Party to the First Party, the Bank and/or the First Party's Solicitors as at the date of such default shall be forfeited absolutely to the First Party as agreed liquidated damages and this Agreement shall become null and void and of no further effect and neither party hereto shall thereafter have any claim against the other save for antecedent breach.

DISCLOSURE AND INDEMNITY
------------------------

6. The First Party hereby warrant to the Second Party that unless expressly disclosed in this Agreement, there are no other adverse claims against the said Property and the First Party hereby expressly covenant that during the continuance of this Agreement, the First Party shall not grant option to purchase, assign, sell, lease, demise, charge or otherwise encumber the said Property. In the event that third parties may claim any interest on the said Property, the First Party undertake to indemnify the Second Party against all such claims and to bear all legal fees, disbursements, cost and other expenses which may be incurred by the Second Party in connection with or arising from this Agreement.

NON APPROVAL OF MENTERI BESAR'S CONSENT TO TRANSFER
---------------------------------------------------

7.1 The parties hereto hereby expressly agree and confirm that this Agreement is conditional upon the granting of the consent of the Menteri Besar of Perak for transfer of the said Land in favour of the Second Party.

7.2 The First Party shall within Fourteen (14) days from the date hereof apply for [illegible]

7.3 If the First Party and/or the Proprietor shall fail to obtain the Menteri Besar's consent for the transfer of said Land in favour of the Second Party on or before the Completion Date and the

Proprietor shall refuse to a further extension of time thereof, then in such even this Agreement shall be terminated and the First Party shall within Seven
(7) days from the date of termination thereof refund the Deposit and all part payment(s) thenceforth paid by the Second Party to the First Party free of interest and thereafter this Agreement shall become null and void and be of no further force or effect and neither party hereto shall have any further claim whatsoever against the other save for antecedent breach.

TIME
----

8.   Time whenever mentioned herein shall be the essence of this Agreement.

COST
----

9.1 The cost of and incidental to the preparation and execution of this Agreement and the transfer of the said Land including all stamp duty and registration fees thereon shall be borne by the Second Party. The Second Party further agrees to pay as and when required any additional or excess stamp duly and/or penalty that may be imposed by the Collector of Stamp Duty or such other competent authority in respect of this Agreement and/or the transfer of the said Property.

9.2  Each party shall bear their respective solicitor's fees.

NO WAIVER
---------

10. Knowledge or acquiescence by either party hereto of any breach of any of the conditions or covenants herein contained shall not operate as or be deemed to be waiver of such conditions or covenants or any of them and notwithstanding such knowledge acquiescence each party hereto shall be entitled to exercise their respective rights under this Agreement and to require strict performance by the other of the terms and conditions herein.

SPECIFIC PERFORMANCE
--------------------

11. Both parties hereto shall be entitled to specific performance of this contract.

NOTICES
-------

12. Any [illegible] to be served by either party hereto to the other under the provisions of this Agreement shall be in writing and shall be deemed to be sufficiently served:

     (a) if it is given by the party or its Solicitors by post in a registered letter addressed to the party to be served at its address herein mentioned and in such case it shall be deemed (whether it is actually delivered or not) to have been received at the time when such registered letter would in the ordinary course be delivered;

     (b) if it is given by the party or its Solicitors and despatched by hand to the party to be served on its Solicitors.

SUCCESSORS BOUND
----------------

13. This Agreement shall be binding upon the successors in title and assigns of the parties hereto.

DEFINITIONS & INTERPRETATION
----------------------------

14.1 In this Agreement where the context so admits:

     (a) words importing the masculine gender shall be deemed to include the feminine gender and the neuter genders and vice versa;

     (a) words importing the singular number shall include the plural and vice versa.

14.2 The headings are inserted for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement.

     IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals the day and year first abovewritten.

SYARIKAT LARUT JAYA SDN. BHD. )
is affixed hereto in the      )
presence of:                  )


                  ........................       .......................
                         Director                         Director



The Common Seal of            )
PENTIUMATICS SDN. BHD.        )
is affixed hereto in the      )
presence of:                  )


                  ........................       .......................
                         Director                         Director



A:SP200B/S&P4